UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 20, 2012

QUALSTAR CORPORATION
(Exact name of registrant as specified in its charter)

California	000-30083	95-3927330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990-B Heritage Oak Court, Simi Valley, CA	93063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (805) 583-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Qualstar Corporation (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2012 to disclose the final voting results of its special meeting of shareholders held on June 20, 2012.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On June 20, 2012, the Company held a special meeting of shareholders with respect to the matters set forth below.  On June 27, 2012, IVS Associates, Inc., the independent inspector of elections for the special meeting, certified the final voting results, which were unchanged from the preliminary voting results previously reported.  A description of the proposals and the final voting results are as follows:

Proposal 1  — The proposal to remove all current members of the Company’s Board of Directors.  The final voting results are as follows:

FOR: 5,775,240	AGAINST: 5,260,771	ABSTAIN: 14

The affirmative vote of the holders of a majority of the 12,253,117 shares outstanding and entitled to vote at the special meeting, or 6,126,559 shares, was required to approve proposal 1.  Proposal 1 was not approved.

Proposal 2  — The proposal to approve a resolution to fix the authorized number of directors of the Company at five directors.  The final voting results are as follows:

FOR: 5,975,280	AGAINST: 4,007,541	ABSTAIN: 835,511

The affirmative vote of the holders of a majority of the shares represented at the special meeting and entitled to vote was required to approve proposal 2.  Proposal 2 was approved.

Proposal 3  — The proposal to elect five persons nominated by BKF Capital Group, Inc. to fill any vacancies created on the Company’s Board of Directors if proposal 1 is approved. The final voting results are as follows:

NAME:	FOR:	AGAINST:	ABSTAIN:
Steven N. Bronson	5,754,755	123,245	10,500
Edward J. Fred	5,754,755	123,245	10,500
Sean M. Leder	5,754,755	123,245	10,500
David J. Wolenski	5,754,755	123,245	10,500
Peter Yu	5,754,755	123,245	10,500

Proposal 3 required, with respect to each nominee, the affirmative vote of the holders of a majority of the shares represented at the special meeting and entitled to vote.  Proposal 3 has no effect, however, since proposal 1 was not approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

June 27, 2012	By:	/s/ Nidhi H. Andalon
Nidhi H. Andalon Vice President, Chief Financial Officer and Corporate Secretary

3